EXHIBIT 2.1

STOCK-FOR-STOCK EXCHANGE AGREEMENT

THIS STOCK-FOR-STOCK EXCHANGE AGREEMENT (the “Agreement”) dated as of May 3, 2012, is by, between, and among RING ENERGY, INC., a Nevada corporation (“Ring”), STANFORD ENERGY, INC., a Texas corporation (“Stanford”), its sole common shareholders, L. TIM ROCHFORD and STANLEY MCCABE, individuals residing in California, (collectively the “Stanford Shareholders”).  Certain capitalized terms used in this Agreement are defined in ARTICLE XI of this Agreement.

WITNESSETH:

WHEREAS, Ring desires to acquire Stanford, and Stanford desires to be acquired by Ring through the acquisition by Ring of all the outstanding common shares of Stanford pursuant to the terms hereinafter set forth (the “Acquisition”);

WHEREAS, as a result of the Acquisition, Stanford shall become a wholly owned subsidiary of Ring;

WHEREAS, the respective Boards of Directors of Ring and Stanford have approved and declared advisable the Acquisition upon the terms and subject to the conditions of this Agreement, and in accordance with the corporate laws of the State of Texas applicable to for-profit corporations (the “Texas Act”) in the case of Stanford and the Nevada Revised Statutes (the “NRS”) in the case of Ring;

WHEREAS, the respective Boards of Directors of Ring and Stanford have determined that the Acquisition is in furtherance of and consistent with their respective business strategies and is in the best interest of their respective shareholders; and

WHEREAS, the parties hereto each intends, for federal income tax purposes, that the Acquisition contemplated hereby constitute a reorganization pursuant to Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I.

STOCK-FOR-STOCK EXCHANGE

1.1

Transfer of Outstanding Stanford Shares to Ring.  On the Closing Date the Stanford Shareholders shall transfer and deliver to Ring certificates for the number of shares of the common stock (the “Stanford Common Stock”) of Stanford described in Exhibit A, which in the aggregate shall represent all of the issued and outstanding equity securities of Stanford as of the Closing Date (the “Stanford Shares”).

1.2

Issuance of Shares to Stanford Shareholders.  In exchange for the transfer of the Stanford Shares pursuant to Section 1.1 hereof, Ring shall on the Closing Date and contemporaneously with such transfer of the Stanford Shares to it by the Stanford Shareholders, issue and deliver to the Stanford Shareholders a total of 3,440,000 shares of common stock of Ring (the “Ring Common Stock”) specified on Exhibit A (the “Ring Shares”). The rate of exchange of Ring Common Stock for the Stanford Common Stock shall be 2,500-for-1. Articles of Exchange (the “Articles of Exchange”) shall be filed with the Nevada Secretary of State in accordance with Section 92A.200 of the NRS and with the Texas Secretary of State in accordance with Article 5.04 of the Texas Act.

1.3

Effective Time and Date.  Unless otherwise designated in the Articles of Exchange, the time of filing of the Articles of Exchange shall be the “Effective Time.”   The parties agree that January 1, 2012, shall be the effective date of the Acquisition (the “Effective Date”).

1.4

Adoption of Plan.  Upon the Acquisition becoming effective, without any further action being required: (a) Ring shall adopt equity compensation, employee retirement and employee benefit plans with the same terms and conditions as, and otherwise identical to those, maintained by Stanford (each, a “Plan”) immediately prior the Acquisition becoming effective; (b) all then outstanding grants by Stanford under any Plan shall be converted, to the extent required, to grants by Ring under such Plan, so that the plans adopted by Ring shall have the effect of: (i) substituting Ring and the Ring Common Stock for Stanford and the Stanford Common Stock, respectively; and (ii) providing that eligible participants under the Plan shall include the same category or categories of participants of Ring and any current or future subsidiary of Ring, including Stanford, as the categories of participants of Stanford currently eligible to be participants under the Plan. The maximum number of shares of Ring Common Stock that have been or may be issued or transferred under any Plan immediately after the Acquisition shall be the same as the maximum number of shares of Stanford Common Stock immediately prior to the Acquisition, and the maximum aggregate number of shares of Ring Common Stock that shall be subject to options or awards under any Plan to any single individual immediately after the Acquisition shall be the same as the maximum number of shares of Stanford Common Stock immediately prior to the Acquisition, subject to any adjustment provisions of the Plan.

ARTICLE II.

CLOSING

2.1

Closing Date.  The closing of the Acquisition and the consummation of the other transactions contemplated by this Agreement (the “Closing”) shall take place on or before May 31, 2012, or as soon as practicable after the satisfaction or waiver of the conditions set forth in ARTICLE VI and ARTICLE VII of this Agreement or such other date as each of the parties hereto may otherwise agree in writing (the “Closing Date”). On or before May 10, 2012, the parties hereto shall mutually agree on a place and time for the Closing or the Closing may be held by conference call and delivery of the stock certificates representing the Ring Shares and signed agreements shall be via Federal Express to the address set forth in this Agreement or such other address that the party has provided to counsel for Ring.

2.2

Execution and Filing of Exchange Documents.  On the Closing Date, the parties hereto shall cause the Acquisition to be consummated by execution and filing the Articles of Exchange with the Nevada and Texas Secretaries of State, together with any required or related certificates in such form as required by, and executed in accordance with, the relevant provisions of the Texas Act or the NRS. The Acquisition shall be effective as of the Effective Date.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF STANFORD AND THE STANFORD SHAREHOLDERS

Each of Stanford and the Stanford Shareholders, severally and not jointly, represents and warrants to Ring that all of the statements contained in this ARTICLE III are true as of the date of this Agreement (or, if made as of a specified date, as of such date) except as otherwise provided in this Agreement. All schedules required pursuant to this ARTICLE III shall be furnished separately to Ring under a Secretary’s Certificate at least two business days prior to the Closing Date.

3.1

Due Incorporation; Foreign Qualification.  As of January 1, 2012, and through the Closing Date, Stanford is a “C” corporation duly organized, validly existing and in good standing under the laws of the State of Texas, with all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being owned, leased, operated and conducted. True, correct and complete copies of the Articles of Incorporation and Bylaws of Stanford have been delivered to Ring. Stanford does not have any wholly or partially owned subsidiaries and does not own any economic, voting or management interests in any other Person. The Stanford Shareholders are, and will be at Closing, the sole shareholders of Stanford. Stanford is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in or cause a Stanford Material Adverse Effect.

3.2

Due Authorization.  Each of Stanford and the Stanford Shareholders have full power and authority to enter into this Agreement, the Acquisition, and the Articles of Exchange and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Stanford of this Agreement have been duly and validly approved and authorized by the Board of Directors of Stanford and no other actions or proceedings on the part of Stanford are necessary to authorize this Agreement, the Acquisition, the Articles of Exchange and the transactions contemplated hereby and thereby. Stanford and the Stanford Shareholders have duly and validly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding obligation of Stanford and the Stanford Shareholders, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other laws from time to time in effect which affect creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.3

Consents; Non-Contravention.

(a)

Except for the filing of the Articles Exchange with the Nevada and Texas Secretaries of State, filings required by applicable federal and state securities laws, no Permit, consent, authorization or approval of, or filing or registration with, any Governmental Authority or any other Person not a party to this Agreement, is necessary in connection with the execution, delivery and performance by Stanford and the Stanford Shareholders of this Agreement or the Articles of Exchange, or the consummation of the transactions contemplated hereby or thereby, or for the lawful continued operation following the Effective Time of the business currently conducted by Stanford, except as set forth in Schedule 3.3.

(b)

Except as would not result in or cause a Stanford Material Adverse Effect or as set forth in Schedule 3.3, the execution, delivery and performance by Stanford and the Stanford Shareholders of this Agreement and the Acquisition do not and will not (i) violate any Law; (ii) violate or conflict with, result in a breach or termination of, or constitute a default (or a circumstance which, with or without notice or lapse of time or both, would constitute a default) under any material Contract or Permit; (iii) give any third party any additional right (including a termination right) under, permit cancellation of, or result in the creation of any Lien (except for any Lien for taxes not yet due and payable) upon any of the assets or properties of Stanford under any material Contract to which Stanford is a party or by which Stanford or any of its assets or properties are bound; (iv) permit the acceleration of the maturity of any indebtedness of Stanford or indebtedness secured by Stanford’ assets or properties; (v) violate or conflict with any provision of the Articles of Incorporation or Bylaws of Stanford; or (vi) result in the activation of any anti-dilution rights or a reset or repricing of any debt or security instrument of any creditor or equity holder of Stanford except as provided for in this Agreement.

3.4

Capitalization.  The authorized capital stock of Stanford consists of 100,000 shares of Stanford Common Stock, of which there are issued and outstanding 1,376 shares; Stanford has no other class or series of equity securities. The Stanford Shareholders are the sole owners of record and sole beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of all of the outstanding equity securities of Stanford. All of the issued and outstanding shares of Stanford Common Stock are validly issued, fully paid and non-assessable and the issuance thereof was not subject to preemptive rights or was issued in compliance therewith.  (i) No shares of Stanford’s capital stock are subject to preemptive rights or any other similar rights or any Liens or encumbrances suffered or permitted by Stanford; (ii) there are no outstanding debt securities; (iii) except for 450 shares of Stanford underlying outstanding options granted under the Plan, there are no outstanding shares of capital stock, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of Stanford, or contracts, commitments, understandings or arrangements by which Stanford is or may become bound to issue additional shares of capital stock of Stanford or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of Stanford; (iv) there are no agreements or arrangements under which Stanford is obligated to register the sale of any of its securities under the Securities Act; (v) there are no outstanding securities of Stanford which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which Stanford is or may become bound to redeem a security of Stanford; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the shares as described in this Agreement; (vii) Stanford does not have any stock appreciation rights plans or agreements or any similar plan or agreement; and (viii) there is no dispute as to the class of any shares of Stanford’s capital stock.  Set forth in Schedule 3.4 is a list of the number of shares of Stanford Common Stock owned by each of the Stanford Shareholders, and the names, addresses, exercise price, term, vesting periods, and number of options held by each optionee under the Plan.

3.5

Financial Statements.  The balance sheets and related statements of income, stockholders’ equity and cash flows of Stanford as of and for the fiscal years ended December 31, 2011 and 2010, audited by and accompanied by an unqualified opinion of the auditor (the “Stanford Financial Statements”), copies of which shall be provided to Ring prior to Closing, have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except as may be otherwise indicated in the Stanford Financial Statements or the notes thereto) and shall fairly present in all material respects the financial position of Stanford as of and for the dates thereof and the results of operations and cash flows for the periods then ended.

3.6

Liabilities.  Except as set forth in Schedule 3.6, which shall be furnished prior to Closing, there are no material liabilities of Stanford, whether accrued, absolute, contingent or otherwise, which arose or relate to any transaction of Stanford, its agents or servants occurring prior to the periods set forth by Section 3.5 of this Agreement which are not disclosed by or reflected in the Stanford Financial Statements. To the Knowledge of Stanford and the Stanford Shareholders, there are no circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which have or may hereafter give rise to material liabilities, except in the normal course of business of Stanford, except as set forth in Schedule 3.6.

3.7

Material Changes; Undisclosed Events, Liabilities or Developments.  Since the period covered by the Stanford Financial Statements, except as specifically disclosed in Schedule 3.7 which shall be furnished prior to Closing, (i) there has been no event, occurrence or development that has had or that could reasonably be expected, individually or in the aggregate, to result in or cause a Stanford Material Adverse Effect, (ii) Stanford has not incurred any liabilities (contingent or otherwise) other than trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (iii) Stanford has not altered its method of accounting, (iv) Stanford has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock which have not been disclosed in the Stanford Financial Statements, and (v) Stanford has not issued any equity securities. Except for the transactions contemplated by this Agreement or as set forth on Schedule 3.7, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to Stanford or its business, prospects, properties, operations, assets or financial condition that would result in or cause a Stanford Material Adverse Effect. Stanford has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy or similar law nor does Stanford or any Shareholder have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or similar proceedings.

3.8

Taxes.  All federal, state, foreign, county, and local income, withholding, profits, franchise, occupation, property, sales, use, gross receipts and other taxes (including any interest or penalties relating thereto) and assessments which are due and payable have been duly reported, fully paid and discharged as reported by Stanford, and there are no unpaid taxes which are, or could become a Lien on the properties and assets of Stanford, except as provided for in the Stanford Financial Statements or have been incurred in the normal course of business of Stanford since that date. All tax returns of any kind required to be filed have been filed and the taxes paid.  There are no disputes as to taxes of any nature payable by Stanford.

3.9

Environmental Laws.  Stanford (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business; and (iii) is in compliance with all terms and conditions of any such permit, license or approval where, in each of the three foregoing cases, the failure to so comply would have or cause, individually or in the aggregate, a Stanford Material Adverse Effect.

3.10

Compliance.  Neither Stanford nor any Stanford Shareholder: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Stanford or any Stanford Shareholder under), nor has Stanford or any Stanford Shareholder received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it or he is a party or by which it or he or any of their properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or governmental body or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in each case as could not have or reasonably be expected to result in or cause a Stanford Material Adverse Effect.

3.11

Oil and Gas Leases.  Schedule 3.11 lists completely and correctly each oil and gas lease held by Stanford or in which Stanford holds any interest as of the effective date of this Agreement (the “Leases”), including the acreage covered by the Lease or the legal description of the Lease, the name of the lessor, any royalty rights pertaining to the Lease, wells on the Lease, the net revenue and working interests of Stanford in such wells, and, except for the Miocene acquisition by Stanford, any Title Defects. To the Knowledge of Stanford, except for the Miocene acquisition, the Leases are in full force and effect and are valid and existing documents covering the entire estates which they purport to cover; all royalties, rentals and other payments due under the Leases which are the responsibility of Stanford to pay have been fully, properly and timely paid; no party to any Lease is in breach of any provision  thereof; no breach has been alleged by any lessor; the Leases, other than federal Leases, do not contain express development obligations (except as disclosed in Schedule 3.11); and all conditions necessary to keep the Leases in force have been performed. Except for the Miocene acquisition, Stanford has good and valid leasehold interests in, or good possessory title to, the Leases and any easements thereon or other limited property rights therein, subject solely to Permitted Encumbrances, except where the failure to have such title could not reasonably be expected to have, individually or in the aggregate, a Stanford Material Adverse Effect.

3.12

Regulatory Permits.  Stanford possess all certificates, authorizations and Permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business as described in the Stanford Financial Statements, except where the failure to possess such Permits could not reasonably be expected to result in or cause a Stanford Material Adverse Effect (“Stanford Material Permits”), and neither Stanford nor the Stanford Shareholders have received any notice of proceedings relating to the revocation or modification of any Stanford Material Permit. Schedule 3.12 sets forth a complete list of each Stanford Material Permit.

3.13

Title to Assets.  Stanford has good and marketable title in fee simple to all real property owned by it and good and marketable title in all personal property owned by it that is material to the business of Stanford, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Stanford and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by Stanford are held by it under valid, subsisting and enforceable leases with which Stanford is in compliance. Set forth in Schedule 3.13 is a list of all material real and personal properties owned or leased by Stanford.

3.14

Material Agreements.  Schedule 3.14 contains a true and complete list and description of all material contracts, agreements, understandings, arrangements and commitments, written or oral, of  Stanford by which it or its properties, rights or assets are bound that are not otherwise disclosed in this Agreement or the disclosure schedules hereto. True and complete copies of such written contracts, agreements, understandings, arrangements and commitments and true and complete summaries of such oral contracts, agreements, understandings, arrangements and commitments have been delivered to Ring heretofore. For the purposes of this subsection, “material” means any contract, agreement, understanding, arrangement or commitment that (i) involves performance by any party more than 30 days from the date hereof, (ii) involves payments or receipts by Stanford in excess of $5,000, (iii) involves capital expenditures in excess of $5,000, or (iv) otherwise materially affects Stanford.

3.15

Patents and Trademarks.  Stanford has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with its business and which the failure to so have could have or cause a Stanford Material Adverse Effect (collectively, the “Stanford Intellectual Property Rights”).  Stanford has not received a notice (written or otherwise) that any of the Stanford Intellectual Property Rights used by Stanford violates or infringes upon the rights of any Person.  To the knowledge of Stanford, all such Stanford Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Stanford Intellectual Property Rights. Stanford has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have or cause a Stanford Material Adverse Effect.

3.16

Insurance.  Stanford is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which Stanford is engaged. Stanford has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

3.17

Litigation.  There are no actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to the Knowledge of Stanford or the Stanford Shareholders, threatened against Stanford or any of its present officers or directors in their capacity as such, or any of its properties or businesses, and neither Stanford nor the Stanford Shareholders have any Knowledge of any facts or circumstances which may reasonably be likely to give rise to any of the foregoing.  Neither Stanford nor any Stanford Shareholder is subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority. Neither Stanford nor any Stanford Shareholder has entered into any agreement to settle or compromise any proceeding pending or threatened in writing against it which has involved any obligation for which Stanford or its properties or business has any continuing obligation. There are no claims, actions, suits, proceedings, or investigations pending or, to the Knowledge of Stanford or the Stanford Shareholders, threatened by or against Stanford or the Stanford Shareholders with respect to this Agreement, the Articles of Exchange, or in connection with the transactions contemplated hereby or thereby, and Stanford and the Stanford Shareholders have no reason to believe there is a valid basis for any such claim, action, suit, proceeding or investigation.

3.18

Employees and Labor Matters.  Schedule 3.18 contains a true and complete list of all contracts, agreements, plans, arrangements, commitments and understandings (formal and informal) pertaining to terms of employment, compensation, bonuses, profit sharing, stock purchases, stock repurchases, stock options, commissions, incentives, loans or loan guarantees, severance pay or benefits, use of Stanford’s property and related matters of Stanford with any current or former officer, director, employee or consultant, and true and complete copies of all such contracts, agreements, plans, arrangements and understandings will be delivered to Ring prior to the Closing. No material labor dispute exists or, to the Knowledge of Stanford or the Stanford Shareholders, is imminent with respect to any of the employees of Stanford, which could reasonably be expected to result in or cause a Stanford Material Adverse Effect. None of Stanford’s employees is a member of a union that relates to such employee’s relationship with Stanford, and Stanford is not a party to a collective bargaining agreement, and Stanford reasonably believes that its relationship with its employees is good. No current executive officer, to the Knowledge of Stanford or the Stanford Shareholders, is, or is expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject Stanford to any liability with respect to any of the foregoing matters. Stanford is in material compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have or cause a Stanford Material Adverse Effect.

3.19

Brokers. Neither Stanford or any Stanford Shareholder nor any of their agents or representatives has retained any finder, broker, agent, financial advisor or other intermediary in connection with the transactions contemplated by this Agreement.

3.20

Reorganization Treatment.  No fact or circumstance exists relating to Stanford or the Stanford Shareholders which would prohibit this Agreement from qualifying as a reorganization under Section 368 of the Code.

3.21

Board Approval.  The Board of Directors of Stanford, by unanimous written consent, duly adopted resolutions: (a) approving and declaring advisable this Agreement, the Acquisition and the transactions contemplated hereby; (b) determining that the terms of the Acquisition are fair to and in the best interests of Stanford and its shareholders; (c) recommending that the shareholders of Stanford approve and adopt this Agreement and the Acquisition; and (d) adopting this Agreement, which resolutions have not been modified, supplemented or rescinded and remain in full force and effect.

3.22

Disclosure.  All of the disclosure furnished by or on behalf of Stanford or the Stanford Shareholders to Ring regarding Stanford or the Stanford Shareholders, Stanford’s business and the transactions contemplated hereby, including the disclosure schedules to this Agreement, are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

ARTICLE IV.

REPRESENTATIONS OF RING

Ring represents and warrants to Stanford and the Stanford Shareholders that all of the statements contained in this ARTICLE IV are true as of the date of this Agreement (or, if made as of a specified date, as of such date) except as otherwise provided in this Agreement. All schedules required pursuant to this ARTICLE IV shall be furnished separately to Stanford and the Stanford Shareholders under a Secretary’s Certificate at least two business days prior to the Closing Date.

4.1

Due Incorporation; Foreign Qualification.  Ring is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being owned, leased, operated and conducted. True, correct and complete copies of the Articles of Incorporation and Bylaws of Ring have been delivered to Stanford. Ring owns no  economic, voting or management interests in any other Person, except as set forth herein.  Ring is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in or cause a Ring Material Adverse Effect.

4.2

Due Authorization.  Ring has full power and authority to enter into this Agreement and the Articles of Exchange, as applicable, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Ring of this Agreement have been duly and validly approved and authorized by the Board of Directors of Ring, and no other actions or proceedings on the part of Ring are necessary to authorize this Agreement, Articles of Exchange and the transactions contemplated hereby and thereby. Ring has duly and validly executed and delivered this Agreement.  This Agreement constitutes the legal, valid and binding obligation of Ring, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other laws from time to time in effect which affect creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3

Consents; Non-Contravention.

(a)

Except for the filing of the Articles of Exchange with the Texas Secretary of State and the Articles of Exchange with the Nevada Secretary of State, filings required by applicable federal and state securities laws, no Permit, consent, authorization or approval of, or filing or registration with, any Governmental Authority or any other Person not a party to this Agreement, is necessary in connection with the execution, delivery and performance by Ring of this Agreement or the Articles of Exchange, or the consummation of the transactions contemplated hereby or thereby.

(b)

Except as would not result in or cause a Ring Material Adverse Effect, the execution, delivery and performance by Ring of this Agreement and the Articles of Exchange do not and will not (i) violate any Law; (ii) violate or conflict with, result in a breach or termination of, or constitute a default (or a circumstance which, with or without notice or lapse of time or both, would constitute a default) under any material Contract or Permit; (iii) give any third party any additional right (including a termination right) under, permit cancellation of, or result in the creation of any Lien (except for any Lien for taxes not yet due and payable) upon any of the assets or properties of Ring under any material Contract to which Ring is a party or by which Ring or any of its assets or properties are bound; (iv) permit the acceleration of the maturity of any indebtedness of Ring or indebtedness secured by such entity’s assets or properties; (v) violate or conflict with any provision of the Articles of Incorporation or Bylaws of Ring; or (vi) result in the activation of any anti-dilution rights or a reset or repricing of any debt or security instrument of any creditor or equity holder of Ring, except as provided for in this Agreement.

4.4

Capitalization.  The authorized capital stock of Ring consists of 75,000,000 shares of Ring Common Stock. As of the date of this Agreement, there are issued and outstanding 6,610,408 shares of Ring Common Stock (including 823,524 shares issued in connection with the completion of a private offering on April 27, 2012). In addition, Ring is offering through Closing up to 33,120 shares of Common Stock at $4.25 per share pursuant to an exemption from registration provided in Rule 506 of Regulation D promulgated by the SEC and may be offered to Non-U.S. Persons outside the United States pursuant to Regulation S promulgated by the SEC. All of the issued and outstanding shares of Ring Common Stock are validly issued, fully paid and non-assessable and the issuance thereof was not subject to preemptive rights or was issued in compliance therewith. Except as set forth in the SEC Reports, no shares of Ring’s capital stock are subject to preemptive rights or any other similar rights or any Liens or encumbrances suffered or permitted by Ring; (ii) there are no outstanding debt securities; (iii) there are no outstanding shares of capital stock, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of Ring, or contracts, commitments, understandings or arrangements by which Ring is or may become bound to issue additional shares of capital stock of Ring or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of Ring; (iv) there are no agreements or arrangements under which Ring is obligated to register the sale of any of its securities under the Securities Act; (v) there are no outstanding securities of Ring which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which Ring is or may become bound to redeem a security of Ring; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the shares as described in this Agreement; (vii) Ring does not have any stock appreciation rights plans or agreements or any similar plan or agreement; and (viii) there is no dispute as to the class of any shares of Ring’s capital stock.

4.5

SEC Reports; Financial Statements.  Ring has filed all reports, schedules, forms, statements and other documents required to be filed by Ring under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as Ring was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates and to the Knowledge of Ring, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of Ring included in the SEC Reports (the “Ring Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP (except (i) as may be otherwise indicated in the Ring Financial Statements or the notes thereto, or (ii) in the case of unaudited interim financial statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Ring as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

4.6

Liabilities.  Except as set forth in Schedule 4.6, there are no material liabilities of Ring, whether accrued, absolute, contingent or otherwise, which arose or relate to any transaction of Ring, its agents or servants occurring prior to the period covered by the Ring Financial Statements which are not disclosed by or reflected in the Ring Financial Statements. To the Knowledge of Ring, there are no circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may hereafter give rise to liabilities, except in the normal course of Ring’s business.

4.7

Material Changes; Undisclosed Events, Liabilities or Developments. Since the period covered by the Ring Financial Statements, except as specifically disclosed in the SEC Reports (i) there has been no event, occurrence or development that has had or that could reasonably be expected, individually or in the aggregate, to result in or cause a Ring Material Adverse Effect, (ii) Ring has not incurred any liabilities (contingent or otherwise) other than trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice or as they relate to the acquisition of mineral leases, (iii) Ring has not altered its method of accounting, (iv) during the past three years, Ring has not declared or made any dividend or distribution of cash or other property to its stockholders, (v) Ring has not made any agreements to purchase or redeem any shares of its capital stock, and (vi) during the past three years, Ring has not issued any equity securities to any officer, director or Affiliate. Except for the transactions contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to Ring or its business, prospects, properties, operations, assets or financial condition that would result in or cause a Ring Material Adverse Effect.  Ring has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy or similar law nor does Ring have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or similar proceedings.

4.8

Taxes.  All federal, state, foreign, county, and local income, withholding, profits, franchise, occupation, property, sales, use, gross receipts and other taxes (including any interest or penalties relating thereto) and assessments which are due and payable have been duly reported, fully paid (unless otherwise disclosed in the Ring Financial Statements) and discharged as reported by Ring, and there are no unpaid taxes which are, or could become a Lien on the properties and assets of Ring, except as provided for in the Ring Financial Statements, or have been incurred in the normal course of business of Ring since that date. All tax returns of any kind required to be filed have been filed or an extension to file such tax returns have been filed and the taxes paid. There are no disputes as to taxes of any nature payable by Ring.

4.9

Environmental Laws.  Ring (i) is in compliance with any and all Environmental Laws; (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business; and (iii) is in compliance with all terms and conditions of any such permit, license or approval where, in each of the three foregoing cases, the failure to so comply would have or cause, individually or in the aggregate, a Ring Material Adverse Effect.

4.10

Compliance.  Ring: (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Ring thereunder), and Ring has not received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any judgment, decree or order of any court, arbitrator or governmental body or (iii) is or has not been in violation of any statute, rule, ordinance or regulation of any Governmental Authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in each case as could not have or reasonably be expected to result in or cause a Ring Material Adverse Effect.

4.11

Regulatory Permits.  Ring possess all certificates, authorizations and Permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business as described in the SEC Reports, except where the failure to possess such Permits could not reasonably be expected to result in or cause a Ring Material Adverse Effect (“Ring Material Permits”), and Ring has not received any notice of proceedings relating to the revocation or modification of any Ring Material Permit.

4.12

Title to Assets.  Ring has good and marketable title in fee simple to all real property owned by it and good and marketable title in all personal property owned by it that is material to the business of Ring, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by such entity and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by Ring are held by it under valid, subsisting and enforceable leases with which such entity is in compliance.  With regard to the foregoing, Ring has valid and existing leasehold ownership as to 161.4 acres of land in Andrews County, Texas, acquired from Patriot Royalty and Land, LLC by virtue of that certain Assignment of Oil, Gas and Mineral Leases dated April 9, 2012, and recorded in Volume 1030 at Page 173 of the Official Records, Andrews County, Texas.  Furthermore, Ring has acquired valid and existing leasehold ownership as to an additional 280 acres in Andrews County, Texas by virtue of the following described Oil and Gas Leases:

(a)

Oil and Gas Lease dated March 1, 2012, from Nola Jan Fisher Greaves, Individually, as Lessor and Ring Energy, Inc., as Lessee, recorded in Volume 1029 at Page 133 of the Official Records, Andrews County, Texas.

(b)

Oil and Gas Lease dated March 1, 2012, from Nola Jan Fisher Greaves, under Special Warranty Deed from Ina Earlene Jeffreys Fisher, as Lessor and Ring Energy, Inc., as Lessee, recorded in Volume 1029 at Page 175 of the Official Records, Andrews County, Texas.

(c)

Oil and Gas Lease dated March 1, 2012, from Marvin Dan Fisher, as Lessor and Ring Energy, Inc., as Lessee, recorded in Volume 1029 at Page 219 of the Official Records, Andrews County, Texas.

4.13

Patents and Trademarks.  Ring has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with its business and which the failure to so have could have or cause a Ring Material Adverse Effect (collectively, the “Ring Intellectual Property Rights”). Ring has not received a notice (written or otherwise) that any of the Ring Intellectual Property Rights used by it violates or infringes upon the rights of any Person. To the knowledge of Ring, all such Ring Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Ring Intellectual Property Rights. Ring has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have or cause a Ring Material Adverse Effect.

4.14

Insurance.  Ring does not maintain any policies of insurance against  losses and risks  in the businesses in which Ring is engaged.

4.15

Litigation.  There are no actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to the Knowledge of Ring, threatened against Ring or any of its officers or directors in their capacity as such, or any of its properties or businesses, and Ring has no Knowledge of any facts or circumstances which may reasonably be likely to give rise to any of the foregoing. Ring is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority. Ring has not entered into any agreement to settle or compromise any proceeding pending or threatened in writing against it which has involved any obligation for which Ring or its properties or business has any continuing obligation. There are no claims, actions, suits, proceedings, or investigations pending or, to the Knowledge of Ring, threatened by or against either Ring with respect to this Agreement or the Articles of Exchange, or in connection with the transactions contemplated hereby or thereby, and Ring has no reason to believe there is a valid basis for any such claim, action, suit, proceeding or investigation.

4.16

Labor Relations.  Ring has no employees. Ring is not a party to a collective bargaining agreement. No executive officer of Ring, to the Knowledge of Ring, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and each such executive officer does not subject Ring to any liability with respect to any of the foregoing matters. To the Knowledge of Ring, it is in material compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have or cause a Ring Material Adverse Effect.

4.17

Brokers.  Neither Ring nor any of its agents or representatives has retained any finder, broker, agent, financial advisor or other intermediary in connection with the transactions contemplated by this Agreement.

4.18

Reorganization Treatment.  No fact or circumstance exists relating to Ring which would prohibit this Agreement from qualifying as a reorganization under Section 368 of the Code.

4.19

Board Approval.  The Boards of Directors of Ring, by a special meeting duly called and held or by unanimous written consent, duly adopted resolutions: (a) approving and declaring advisable this Agreement, the Acquisition and the transactions contemplated hereby; (b) determining that the terms of the Acquisition are fair to and in the best interests of Ring and its shareholders; and (c) adopting this Agreement, which resolutions have not been modified, supplemented or rescinded and remain in full force and effect.

4.20

Disclosure.  All of the disclosure furnished by or on behalf of Ring to either Stanford or the Stanford Shareholders regarding Ring, its businesses and the transactions contemplated hereby, including the disclosure schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

ARTICLE V.

COVENANTS

5.1

Implementing Agreement.  Subject to the terms and conditions hereof, each party hereto shall use its or his commercially reasonable efforts to take, or cause to be taken, all appropriate action required of it to consummate and make effective the transactions contemplated by this Agreement.

5.2

Access to Information and Facilities; Confidentiality.

(a)

From and after the date of this Agreement, Stanford and the Stanford Shareholders shall allow Ring and its representatives access during normal business hours to all of the facilities, properties, books, Contracts, commitments and records of Stanford and shall make the officers and employees of Stanford available to Ring and its representatives as either party or its representatives shall from time to time reasonably request. Ring and its representatives shall be furnished with any and all information concerning Stanford which Ring or its representatives reasonably request and can be obtained by Stanford without unreasonable effort or expense.

(b)

From and after the date of this Agreement, Ring shall allow Stanford and the Stanford Shareholders, and their representatives access during normal business hours to all of the facilities, properties, books, Contracts, commitments and records of Ring and shall make the officers of Ring available to Stanford, the Stanford Shareholders and their representatives as Stanford, the Stanford Shareholders or their representatives shall from time to time reasonably request. Stanford, the Stanford Shareholders and their representatives shall be furnished with any and all information concerning Ring which Stanford, the Stanford Shareholders or their representatives reasonably request and can be obtained by Ring without unreasonable effort or expense.

(c)

With respect to the information disclosed pursuant to this Section 5.2, the parties shall maintain the confidentiality of any material non-public information furnished by the other Party. Such information shall include, but not be limited to, information pertaining to the financial condition of each party, its systems, properties, methods of doing business, agreements with customers or suppliers, or other aspects of the business of each party or which are sufficiently secret to derive economic value from not being disclosed (hereinafter “Confidential Information”). Each party hereto agrees that neither it or he nor any agent, employee, or representative will (either during or after the term of this Agreement) disclose any Confidential Information to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever or make use to its, his or their personal advantage or to the advantage of any third party, of any Confidential Information, without the prior written consent of the party providing or furnishing the Confidential Information. The parties hereto agree that the provisions of this paragraph shall not apply with respect to any information that a party can document (i) is or becomes (through no improper action or inaction by the receiving party or any affiliate, agent, consultant or employee) generally available to the public, or (ii) was in its or his possession or known by it or him without any limitation on use or disclosure prior to the date of this Agreement. Upon termination of this Agreement, each party hereto shall return to the other party or parties, and shall cause its or his agents, employees, and representatives to return to the other party or parties, all documents which reflect Confidential Information (including copies thereof). Notwithstanding anything heretofore stated in this paragraph, a party’s obligations shall not, after termination of this Agreement, apply to information which has become generally available to the public without any action or omission of the receiving party (except that any Confidential Information which is disclosed to any third party by an employee or representative of the receiving party who is authorized to make such disclosure shall be deemed to remain confidential and protectable under this provision). This provision shall also cover any Confidential Information furnished by any party hereto prior to the date of this Agreement.

5.3

Preservation of Business.  Subject to the terms of this Agreement, from the date of this Agreement until the Closing Date, each of Stanford and Ring, as the case may be, shall operate only in the ordinary and usual course of business consistent with past practice, and shall use reasonable commercial efforts to: (a) preserve intact its present business organization, as the case may be; (b) preserve the good and advantageous relationships of Stanford, Ring as the case may be, with employees and other Persons material to the operation of their respective businesses; and (c) not permit any action or omission within its control which would cause any of the representations or warranties of Stanford, the Stanford Shareholders, or Ring, as the case may be, contained herein to become inaccurate in any material respect or any of the covenants of Stanford, the Stanford Shareholders, or Ring, as the case may be, to be breached in any material respect.

5.4

Conduct of Business.  Neither Ring nor Stanford shall engage in any extraordinary transactions affecting the transactions contemplated by this Agreement without the other party or parties’ prior written consent, including, without limitation the following:  (i) none of the Stanford Shareholders shall transfer or dispose of his shares of Stanford, grant any options or rights to such shares, or in any way encumber the shares; (ii) Stanford shall not issue any equity shares or rights to purchase or instruments convertible into equity shares of Stanford; (iii) neither Ring nor Stanford shall pay any dividends or redeem any securities; (iv) neither Ring nor Stanford shall borrow any funds (except for loans made to each other) or incur any debt or other obligations except in the ordinary course of business; and (v) no party hereto shall take any action which would have a material negative effect on the proposed Acquisition. Notwithstanding the foregoing, Ring shall be permitted to complete its existing non-public offering under Rule 506 disclosed in Section 4.4 above and shall be permitted to enter into a new non-public offering upon concurrence of both the Ring Board of Directors and the Stanford Board of Directors.

5.5

Certain Notices.  From and after the date of this Agreement until the Effective Date, each party hereto shall promptly notify the other party hereto of: (a) the occurrence, or non-occurrence, of any event that would be likely to cause any condition to the obligations of any party to effect the Acquisition and the other transactions contemplated by this Agreement not to be satisfied; or (b) the failure of Stanford or Ring, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would reasonably be expected to result in any condition to the obligations of any party to effect the Acquisition and the other transactions contemplated by this Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 5.5 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

5.6

Consents and Approvals.

(a)

Each of Stanford and the Stanford Shareholders shall use commercially reasonable efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance by it or him of this Agreement and the consummation of the transactions contemplated hereby.  Stanford and the Stanford Shareholders shall make all filings, applications, statements and reports to all Governmental Authorities and other Persons that are required to be made prior to the Closing Date by or on behalf of Stanford or the Stanford Shareholders, as applicable, pursuant to Applicable Law in connection with this Agreement and the transactions contemplated hereby.

(b)

Ring shall use commercially reasonable efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance by it of this Agreement and the consummation of the transactions contemplated hereby. Ring shall make all filings, applications, statements and reports to all Governmental Authorities and other Persons that are required to be made prior to the Closing Date by or on behalf of Ring pursuant to Applicable Law or otherwise in connection with this Agreement and the transactions contemplated hereby.

5.7

Shareholder Approval.  The Stanford Shareholders shall provide Shareholder Approval of the Acquisition and this Agreement, and the transactions contemplated thereby, upon signing this Agreement.

5.8

Supplemental Information.  From time to time prior to the Closing, Stanford and the Stanford Shareholders, on the one hand, and Ring, on the other hand, shall promptly disclose in writing to the other any matter hereafter arising which, if existing, occurring or known at the date of this Agreement would have been required to be disclosed to the other parties hereto or which would render inaccurate any of the representations, warranties or statements set forth in ARTICLE III and ARTICLE IV, respectively, hereof.

5.9

Access to Management of Ring.  From and after the date of this Agreement and through the Closing, each of the Stanford Shareholders is hereby granted the reasonable opportunity to ask questions of the president or other executive officers of Ring and to receive answers concerning the terms and conditions of the transactions contemplated by this Agreement.

5.10

Tax-Free Reorganization Treatment.

(a)

Stanford, the Stanford Shareholders, and Ring shall use their commercially reasonable efforts, and cause their respective Affiliates to use their commercially reasonable efforts, to take or cause to be taken any action necessary for the Acquisition to qualify as a reorganization within the meaning of Section 368(a) of the Code. Neither Stanford, the Stanford Shareholders, nor Ring shall, nor shall they permit any of their respective representatives or Affiliates to, take or cause to be taken any action that could reasonably be expected to prevent the Acquisition from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(b)

This Agreement is intended to constitute, and the parties hereto hereby adopt this Agreement as, a “plan of reorganization” within the meaning Treasury Regulation Sections 1.368-2(g) and 1.368-3(a).  Each of Stanford, the Stanford Shareholders, and Ring shall report the Acquisition as a reorganization within the meaning of Section 368 of the Code, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

(c)

Notwithstanding the foregoing, neither Ring, nor any representative of, or legal counsel or consultant for Ring warrants that the Acquisition will qualify as a tax-free reorganization.

5.11

Costs and Expenses.  Each of the parties hereto shall be responsible for and bear his and its respective expenses and fees incurred by him or it in connection with this Agreement and the transactions contemplated hereunder, including without limitation, expenses of legal counsel, accountants, and other advisors. However, in the event that the transaction contemplated by this Agreement is not consummated after a good faith effort by all parties hereto, Ring shall be responsible for those costs Stanford incurred which are directly related to this Agreement including, but not limited to the payment of Stanford’s year-end engineering report and the Stanford Financial Statements.

5.12

Stanford Financial Statements.  A reasonable time prior to Closing, Stanford shall deliver to Ring audited financial statements for the years ended December 31, 2011 and 2010, prepared in accordance with GAAP and Article VIII of Regulation S-X promulgated by the SEC (“Regulation S-X”). The auditor’s report for the audited financial statements shall be without reservation or qualification and shall be issued by an auditor reasonably acceptable to Ring and registered to provide an audit report to the SEC.

5.13

Engineering Report.  At Closing Stanford shall deliver to Ring an engineering report dated as of December 31, 2011, for the Leases in Andrews County, Texas, reflecting a PW10% of not less than $80,000,000. Stanford shall designate in writing to Ring the dollar value of the Miocene acquisition reserves.  Such report shall be issued by an engineer or engineering firm reasonably acceptable to Ring and in accordance with Regulation S-X relative to oil and gas companies.

5.14

No Shop.  For a period of 180 days from the date of the Letter of Intent dated February 6, 2012, between Ring and Stanford (the “LOI”), or until the termination of this Agreement, whichever shall occur sooner, Ring and its executive officers and, subject to the fulfillment of their fiduciary duties under applicable corporate law, the members of Ring’s Board of Directors, will not take any action to encourage, solicit, initiate or otherwise facilitate the submission by a third party, or negotiate or enter into any other contract or agreement with any other entity, the purpose of which is to sell, directly or indirectly, its assets or stock, including by way of merger, business combination or otherwise, in a manner inconsistent with the provisions of this Agreement. Nevertheless, Ring may continue its business to seek and find leasehold properties irrespective of Stanford’s activities and to raise capital through the issuance of its common stock.

5.15

Casualty Loss.  Stanford shall promptly notify Ring of any Casualty Loss of which Stanford becomes aware. If any Casualty Loss occurs prior to Closing to any of the Leases and such Casualty Loss may be repaired prior to Closing and, when repaired, the value of such Asset shall not be materially diminished, then Stanford shall repair such Casualty Loss prior to Closing and shall immediately notify Ring of such election.

ARTICLE VI.

CONDITIONS PRECEDENT TO OBLIGATIONS OF RING

The obligations of Ring under this Agreement are subject to the satisfaction (or waiver by Ring) of the following conditions precedent on or before the Closing Date:

6.1

Representations and Warranties. Without supplementation after the date of this Agreement, the representations and warranties of Stanford and the Stanford Shareholders contained in this Agreement shall be, with respect to those representations and warranties qualified by any materiality standard, true and correct in all respects, as of the Closing Date, and with respect to all other representations and warranties, true and correct in all material respects, as of the Closing Date, with the same force and effect as if made as of the Closing Date.

6.2

Compliance with Agreements and Covenants.  Stanford and the Stanford Shareholders shall have performed and complied in all material respects with all of their covenants, obligations and agreements contained in this Agreement to be performed and complied with by them on or prior to the Closing Date.

6.3

Officer’s and Stanford Shareholders’ Certificate.  Ring shall have been furnished with a certificate (dated as of the Closing Date and in form and substance reasonably satisfactory to Ring), executed by an executive officer of Stanford and by the Stanford Shareholders, certifying to the fulfillment of the conditions specified in Sections 6.1 and 6.2 hereof.

6.4

Consents and Approvals.  Stanford and the Stanford Shareholders shall have received written evidence satisfactory to Ring that all consents and approvals required for the consummation of the transactions contemplated hereby have been obtained, and all required filings have been made.

6.5

No Material Adverse Change.  Except for the notes payable to Ring, at the Closing Date, there shall have been no material adverse change in the assets, liabilities, prospects, financial condition or business of Stanford. Between the date of this Agreement and the Closing Date, there shall not have occurred an event that would reasonably be expected to constitute a Stanford Material Adverse Effect.

6.6

Actions or Proceedings.  No action or proceeding by any Governmental Authority or other Person shall have been instituted or threatened which: (a) is likely to constitute a Stanford Material Adverse Effect; or (b) could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or the consummation of the transactions contemplated hereby.

6.7

Approval of Exchange.  The Stanford Shareholders shall have approved this Agreement and the Acquisition contemplated hereby in accordance with the Texas Act.

6.8

No Registration.  Ring shall be satisfied that the issuance of the Ring Shares in connection with Acquisition shall be exempt from registration under Regulation D of the Securities Act and Section 4(2) of the Securities Act and all applicable state securities laws, and that, unless expressly waived by Ring in writing, each of the Stanford Shareholders is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated by the SEC under the Securities Act.

6.9

Stanford Liabilities.  As of the Closing Date, Stanford shall not have liabilities other than to Ring (as determined in accordance with GAAP) in the aggregate in excess of $9,825,000.

6.10

Legal Opinion.  At Closing Stanford shall deliver a legal opinion in form acceptable to legal counsel to Ring which shall include in substantial form the following opinions:

(a)

Stanford is a corporation organized, validly existing, and in good standing under the laws of the State of Texas.  Stanford has the requisite corporate power to own, lease, and operate its properties and to conduct its business as presently conducted.

(b)

Each of Stanford and the Stanford Shareholders has the requisite authority to execute, deliver, and perform its or their obligations under the Agreement.  The execution and delivery of such Agreement and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action by Stanford and no further consent or authorization of Stanford, its Board of Directors, or shareholders is required.  The Agreement has been duly executed and delivered and constitutes the valid and binding obligation of Stanford and the Stanford Shareholders enforceable against Stanford and the Stanford Shareholders in accordance with its terms.

(c)

The execution, delivery, and performance of the Agreement by Stanford and the Stanford Shareholders and the consummation by Stanford and the Stanford Shareholders of the transactions contemplated thereby, does not and will not result in a violation of:  (i) Stanford’s Articles of Incorporation or Bylaws, (ii) to counsel’s knowledge after reasonable inquiry of management of Stanford, any other agreement, note, lease, mortgage, deed, or other instrument to which Stanford or a Stanford Shareholder is a party or which Stanford or a Stanford Shareholder is bound or affected, or (iii) assuming the accuracy of the factual representations of Stanford and the Stanford Shareholders and the representations of Stanford and the Stanford Shareholders in the Agreement, any applicable law, rule, or regulation of the United States or the State of Nevada of which counsel is aware.

(d)

When transferred and delivered in accordance with the terms of the Agreement, the Stanford Shares (i) will be duly authorized, validly issued, fully paid and nonassessable, and (ii) free of any and all liens and charges and anti-dilutive, preemptive or similar rights.

(e)

Assuming the accuracy of the representations of Stanford and the Stanford Shareholders in the Agreement, to the knowledge of counsel, no consent or authorization of, filing with, or notice to or registration with, any federal or state government body, regulatory agency, or self-regulatory organization is required to be obtained by Stanford or the Stanford Shareholders to enter into and perform its or their obligations under the Agreement.

(f)

To the knowledge of counsel after reasonable inquiry of management of Stanford and the Stanford Shareholders, there is no action, suit or proceeding of any nature pending or threatened against Stanford, its properties or any of its officers or directors or against either of the Stanford Shareholders that would have a material adverse effect on Stanford, its business, or financial condition, or that challenges or seeks to enjoin, alter or materially delay any of the transactions contemplated by the Agreement.

ARTICLE VII.

CONDITIONS PRECEDENT TO OBLIGATIONS OF STANFORD

The obligations of Stanford and the Stanford Shareholders under this Agreement are subject to the satisfaction (or waiver by Stanford and the Stanford Shareholders) of the following conditions precedent on or before the Closing Date:

7.1

Representations and Warranties.  Without supplementation after the date of this Agreement, the representations and warranties of Ring contained in this Agreement shall be, with respect to those representations and warranties qualified by any materiality standard, true and correct in all respects, as of the Closing Date, and with respect to all other representations and warranties, true and correct in all material respects, as of the Closing Date, with the same force and effect as if made as of the Closing Date.

7.2

Compliance with Agreements and Covenants.  Ring shall have performed and complied in all material respects with all of its covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

7.3

Officer’s Certificate.  Stanford and the Stanford Shareholders shall have been furnished with a certificate (dated as of the Closing Date and in form and substance reasonably satisfactory to Stanford and the Stanford Shareholders), executed by an executive officer of Ring, certifying to the fulfillment of the conditions specified in subsections 7.1 and 7.2 hereof.

7.4

No Material Adverse Change.  At the Closing Date, there shall have been no material adverse change in the assets, liabilities, financial condition or business of Ring. Between the date of this Agreement and the Closing Date, there shall not have occurred an event that would reasonably be expected to constitute a Ring Material Adverse Effect.

7.5

Actions or Proceedings.  No action or proceeding by any Governmental Authority or other Person shall have been instituted or threatened which: (a) is likely to constitute a Ring Material Adverse Effect; or (b) could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or the consummation of the transactions contemplated hereby.

7.6

Legal Opinion.  At Closing Ring shall deliver a legal opinion in form acceptable to legal counsel to Stanford which shall include in substantial form the following opinions:

(a)

Ring is a corporation organized, validly existing, and in good standing under the laws of the State of Nevada.  Ring has the requisite corporate power to own, lease, and operate its properties and to conduct its business as presently conducted.

(b)

Ring has the requisite corporate power and authority to execute, deliver, and perform its obligations under the Agreement.  The execution and delivery of such Agreement and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action and no further consent or authorization of Ring, its Board of Directors, or shareholders is required.  The Agreement has been duly executed and delivered and constitutes the valid and binding obligation of Ring enforceable against Ring in accordance with its terms.

(c)

The execution, delivery, and performance of the Agreement by Ring and the consummation by Ring of the transactions contemplated thereby, does not and will not result in a violation of:  (i) Ring’s Articles of Incorporation or Bylaws, (ii) to counsel’s knowledge after reasonable inquiry of management of Ring, any other agreement, note, lease, mortgage, deed, or other instrument to which Ring is a party or which Ring is bound or affected, or (iii) assuming the accuracy of the factual representations of Ring and the representations of Ring in the Agreement, any applicable law, rule, or regulation of the United States or the State of Nevada of which counsel is aware.

(d)

When issued and delivered in accordance with the terms of the Agreement, the Ring Shares (i) will be duly authorized, validly issued, fully paid and nonassessable, and (ii) free of any and all liens and charges and anti-dilutive, preemptive or similar rights.

(e)

Assuming the accuracy of the representations of Ring in the Agreement, to the knowledge of counsel, no consent or authorization of, filing with, or notice to or registration with, any federal or state government body, regulatory agency, or self-regulatory organization is required to be obtained by Ring to enter into and perform its obligations under the Agreement, except for (i) the filing of a Form D with the SEC within the 15 calendar day time prescribed by Regulation D, and (ii) a blue sky filing with the State of Texas.

(f)

To the knowledge of counsel after reasonable inquiry of management of Ring, there is no action, suit or proceeding of any nature pending or threatened against Ring, its properties or any of its officers or directors that would have a material adverse effect on Ring, its business, or financial condition, or that challenges or seeks to enjoin, alter or materially delay any of the transactions contemplated by the Agreement.

ARTICLE VIII.

DELIVERIES AT CLOSING

8.1

Stanford and Stanford Shareholders Closing Deliveries.  At the Closing, in addition to any other documents or agreements required under this Agreement, Stanford and the Stanford Shareholders shall deliver to Ring the following:

(a)

Evidence of the cancellation of all previously issued common stock on Stanford’s stock issuance records and a stock certificate in the name of “Ring Energy, Inc.” representing all of the previously outstanding shares of Stanford Common Stock;

(b)

Resolutions of the Board of Directors of Stanford approving and authorizing the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and thereby, including the Acquisition;

(c)

The engineering report required pursuant to Section 5.13.

(d)

Resolutions from the Stanford Shareholders approving this Agreement and the Acquisition as required pursuant to Section 6.7 hereof;

(e)

The certificate required pursuant to subsection 6.3 hereof;

(f)

The legal opinion of Stanford legal counsel required pursuant to Section 6.10 hereof;

(g)

An executed representation form from each of the Stanford Shareholders evidencing compliance with federal and state securities laws by Stanford and the Stanford Shareholders in form as set for in Exhibit B;

(h)

A certificate of Good Standing for Stanford issued not more than thirty (30) days prior to closing;

(i)

The executed Articles of Exchange; and

(j)

All other instruments and documents that Ring or its counsel, in the reasonable exercise of their reasonable discretion, shall deem to be necessary: (i) to fulfill any obligation required to be fulfilled by Stanford or the Stanford Shareholders on the Closing Date; and (ii) to evidence satisfaction of any conditions to Closing.

8.2

Ring Closing Deliveries.  At the Closing, in addition to any other documents or agreements required under this Agreement, Ring shall deliver to Stanford and the Stanford Shareholders the following:

(a)

Stock certificates representing the Ring Shares in the names of the Stanford Shareholders as required pursuant to Section 1.2 hereof;

(b)

Resolutions of the Board of Directors of Ring: (i) approving and authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby, including the Acquisition; (ii) the appointment of L. Tim Rochford and Stanley McCabe as directors of Ring; (iii) the appointment of William R. Broaddrick as the corporate Treasurer and Controller; (iv) to relocate Ring’s corporate office to 6555 South Lewis Street, Tulsa, Oklahoma 74136; and (v) to authorize its officers and directors to take such actions as necessary to effectuate the aforementioned resolutions.

(c)

The certificate required pursuant to Section 7.3 hereof;

(d)

The legal opinion of Ring legal counsel required pursuant to Section 7.6 hereof;

(e)

A certificate of Good Standing for Ring issued not more than thirty (30) days prior to closing;

(f)

The executed Articles of Exchange; and

(g)

All other instruments and documents that Stanford or its counsel, in the reasonable exercise of their reasonable discretion, shall deem to be necessary: (i) to fulfill any obligation required to be fulfilled by Ring on the Closing Date; and (ii) to evidence satisfaction of any conditions to Closing.

ARTICLE IX.

MUTUAL INDEMNIFICATION

9.1

Indemnification.

(a)

Stanford and the Stanford Shareholders, jointly and severally, covenant and agree to defend, indemnify and hold harmless Ring, its officers, directors, and each person who controls Ring within the meaning of the Securities Act from and against any damages (including reasonable attorneys’, accountants’, and experts’ fees, disbursements of counsel, and other related costs and expenses) arising out of or resulting from: (A) any inaccuracy in or breach of any representation or warranty made by Stanford or the Stanford Shareholders in this Agreement; or (B) the failure of Stanford or the Stanford Shareholders to perform or observe fully any covenant, agreement or provision to be performed or observed by such party pursuant to this Agreement.

(b)

Ring covenants and agrees to defend, indemnify and hold harmless Stanford, the Stanford Shareholders, and Stanford’s officers, directors, and each person who controls Stanford within the meaning of the Securities Act from and against any damages (including reasonable attorneys’, accountants’, and experts’ fees, disbursements of counsel, and other related costs and expenses) arising out of or resulting from: (A) any inaccuracy in or breach of any representation or warranty made by Ring in this Agreement; or (B) the failure by Ring to perform or observe any covenant, agreement or condition to be performed or observed by it pursuant to this Agreement.

9.2

Third Party Claims.

(a)

If any party entitled to be indemnified pursuant to Section 9.1 (an “Indemnified Party”) receives notice of the assertion by any third party of any claim or of the commencement by any such third person of any actual or threatened claim, action, suit, arbitration, hearing, inquiry, proceeding, complaint, charge or investigation by or before any governmental entity or arbitrator and an appeal from any of the foregoing (any such claim or Action being referred to herein as an “Indemnifiable Claim”) with respect to which another party hereto (an “Indemnifying Party”) is or may be obligated to provide indemnification, the Indemnified Party shall promptly notify the Indemnifying Party in writing (the “Claim Notice”) of the Indemnifiable Claim; provided, that the failure to provide such notice shall not relieve or otherwise affect the obligation of the Indemnifying Party to provide indemnification hereunder, except to the extent that any damages directly resulted or were caused by such failure.

(b)

The Indemnifying Party shall have thirty (30) days after receipt of the Claim Notice to undertake, conduct and control, through counsel of its own choosing, and at its expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with the Indemnifying Party in connection therewith; provided, that (A) the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by the Indemnified Party (subject to the consent of the Indemnifying Party, which consent shall not be unreasonably withheld), provided that the fees and expenses of such counsel shall not be borne by the Indemnifying Party, and (B) the Indemnifying Party shall not settle any Indemnifiable Claim without the Indemnified Party’s consent.  So long as the Indemnifying Party is vigorously contesting any such Indemnifiable Claim in good faith, the Indemnified Party shall not pay or settle such claim without the Indemnifying Party’s consent, which consent shall not be unreasonably withheld.

(c)

If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days after receipt of the Claim Notice that it elects to undertake the defense of the Indemnifiable Claim described therein, the Indemnified Party shall have the right to contest, settle, or compromise the Indemnifiable Claim in the exercise of its reasonable discretion; provided, that the Indemnified Party shall notify the Indemnifying Party of any compromise or settlement of any such Indemnifiable Claim.

9.3

Indemnification Non-Exclusive.  The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common-law remedy any party may have for breach of representation, warranty, covenant or agreement.

ARTICLE X.

TERMINATION

10.1

Agreement Termination.  Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Acquisition contemplated hereby may be abandoned at any time prior to the Closing Date, only as follows:

(a)

by mutual written agreement of Ring and Stanford;

(b)

by Ring (if Ring is then not in material breach of its obligations under this Agreement) if: (i) a material default or breach shall be made by Stanford or any Stanford Shareholder with respect to the due and timely performance of any of its or his covenants and agreements contained herein and such default is not cured within thirty (30) days; (ii) Stanford or any Stanford Shareholder makes an amendment or supplement to any schedule hereto and such amendment or supplement reflects a Stanford Material Adverse Effect after the date of this Agreement; (iii) a Stanford Material Adverse Effect shall have occurred after the date of this Agreement; (iv) the Board of Directors of Stanford withdraws its recommendation of the Acquisition, if given, or recommends to holders of Stanford Common Stock the approval of any transaction other than the Acquisition; (v) the Stanford Shareholders fail to approve this Agreement as provided in this Agreement; or (vi) Closing shall not have occurred on or before May 31, 2012;

(c)

by Stanford (if neither Stanford nor any Stanford Shareholder is then in material breach of their obligations under this Agreement) if: (i) a material default or breach shall be made by Ring with respect to the due and timely performance of any of its covenants and agreements contained herein and such default is not cured within thirty (30) days; (ii) Ring makes an amendment or supplement to any schedule hereto and such amendment or supplement reflects a Ring Material Adverse Effect after the date of this Agreement; (iii) a Ring Material Adverse Effect shall have occurred after the date of this Agreement; or (iv) the Board of Directors of Ring withdraws its recommendation of the Acquisition, if given, or recommends the approval of any transaction other than the Acquisition; or (vi) Closing shall not have occurred on or before May 31, 2012. If any of these reasons for termination occur, Ring shall be liable pursuant to Section 5.11 of this Agreement.

10.2

Effect of Termination.  In the event of termination of this Agreement authorized pursuant to Section 10.1 hereof, written notice thereof shall be given to the other parties and all obligations of the parties shall terminate and, except as otherwise provided in this Article X, no party shall have any right against any other party hereto for any loss, damage, expense (including out-of-pocket expenses) or liability, including, without limitation, reasonable attorneys’ fees and disbursements arising out of the preparation and execution of this Agreement, fulfilling in whole or in part its obligations under this Agreement or otherwise incurred by a party in any action or proceeding between such party and the other party hereto or between such party and a third party, which is determined to have been sustained, suffered or incurred by a party and to have arisen from or in connection with an event or state of facts which is subject to claim under this Agreement. Notwithstanding the foregoing, if any party hereto shall fail to close this Agreement without cause, that party shall reimburse the other party or parties for its, his or their out-of-pocket expenses in connection with this Agreement, including, but not limited to, attorneys’ fees, but not including any consequential or incidental damages.

ARTICLE XI.

MISCELLANEOUS

11.1

Certain Definitions.  As used herein, the following terms shall have the meanings set forth below:

“Affiliate” shall mean any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Applicable Law” shall mean all Laws, to the extent applicable to any Person.

“Casualty Loss” shall mean, with respect to all or any portion of any of the Leases, any destruction by fire, blowout, storm or other casualty prior to Closing.

 “Contract” shall mean any contract, lease, commitment or understanding, sales order, purchase order, agreement, indenture, mortgage, note, bond, instrument or license, whether written or verbal, which is intended or purports to be a binding and enforceable agreement.

 “Defensible Title” shall mean:

(a)

As to each Lease that title of Stanford which is filed of record and free from reasonable doubt such that a prudent person engaged in the business of the ownership, development and operation of producing oil and gas properties, with knowledge of all the facts and their legal effect, would be willing to accept the same, and is free and clear (except for Permitted Encumbrances) of all Liens or defects which are of record prior to Closing.

(b)

As to each well that title of Stanford which entitles Stanford to own at least the “Net Revenue Interest” for the wells identified on Schedule 3.11 as being associated with such wells, without reduction, suspension or termination throughout the productive life of such well, except for any reduction, suspension or termination as set forth in Schedule 3.11; requires Stanford to bear no greater “Working Interest” than the Working Interest for each of the wells identified on Schedule 3.11 as being associated with such wells, without increase throughout the productive life of such well, except for any increase as set forth in Schedule 3.11; and is free and clear (except for Permitted Encumbrances) of all liens, encumbrances, obligations or defects.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Authority” shall mean: (a) the government of the United States: (b) the government of any foreign country; (c) the government of any state or political subdivision of the government of the United States or the government of any foreign country; or (d) any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Knowledge” shall mean, as it relates to Ring, the actual knowledge of Robert “Steve” Owens and Denny Nestripke, in each case upon reasonable inquiry, and as it relates to Stanford, the actual knowledge of the Stanford Shareholders, in each case upon reasonable inquiry.

“Law” shall mean any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

“Lien” shall mean any mortgage, lien, charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance upon any of the assets or properties of any Person.

“Permit” shall mean a permit, license, registration, certificate of occupancy, approval or other authorization issued by any Governmental Authority.

“Permitted Encumbrances” shall mean the following, provided Ring is furnished reasonable notice and description in writing of such Permitted Encumbrance:

(a)

A lessor’s royalties, overriding royalties, reversionary interests and similar burdens of record;

(b)

Division orders and sales contracts;

(c)

Preferential rights to purchase and required third-party consents and similar agreements, with respect to which waivers or consents are obtained from the appropriate parties or the appropriate time period for asserting the right has expired without an exercise of the rights;

(d)

All rights to consent by, required notices to, filings with, or other actions by Governmental Authorities in connection with the sale or conveyance of oil and gas leases or interests therein if they are customarily obtained subsequent to the sale or conveyance;

(e)

Conventional rights of reassignment prior to release of a leasehold interest requiring ninety (90) days or less notice to the holders of the rights;

(f)

Easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations;

(g)

All rights reserved to or vested in any Governmental Authority to control or regulate any of the Leases or wells thereon in any manner, and all applicable laws, rules and orders of the Governmental Authority;

(h)

Any encumbrance on or affecting the Leases which is expressly assumed or paid by Ring at or prior to Closing or which is discharged at or prior to Closing; and

(i)

Any Title Defects that Ring shall have expressly waived in writing.

“Person” shall mean any corporation, proprietorship, firm, partnership, limited partnership, trust, association, individual or other entity.

“PW10%” shall mean the estimated future oil and gas revenues, net of estimated direct expenses and income taxes, discounted at an annual discount rate of 10%.

“Ring Material Adverse Effect” shall mean any change or effect that is, or is reasonably likely to be, materially adverse to the business, assets and liabilities (taken together), financial condition or operations or results of operations of Ring, taken as a whole; provided, however, that none of the following shall be deemed (either alone or in combination) to constitute such a change or effect: (a)(i) any adverse change attributable to the announcement or pendency of the transactions contemplated by this Agreement; or (ii) any adverse change attributable to or conditions generally affecting the United States economy or financial markets in general; (b) any act or threat of terrorism or war anywhere in the world, any armed hostilities or terrorist activities anywhere in the world, any threat or escalation of armed hostilities or terrorist activities anywhere in the world or any governmental or other response or reaction to any of the foregoing; or (c) any action by Ring approved or consented to in writing by Stanford.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

 “Shareholder Approval” shall mean the approval of the Acquisition, this Agreement, and the transactions contemplated hereby by the Stanford Shareholders in accordance with the Articles of Incorporation and Bylaws of Stanford and the Texas Act.

“Stanford Material Adverse Effect” shall mean any change or effect that is, or is reasonably likely to be, materially adverse to the business, assets and liabilities (taken together), financial condition or operations or results of operations of Stanford, taken as a whole; provided, however, that none of the following shall be deemed (either alone or in combination) to constitute such a change or effect: (a) (i) any adverse change attributable to the announcement or pendency of the transactions contemplated by this Agreement; or (ii) any adverse change attributable to or conditions generally affecting (A) the oil and gas industry as a whole; (B) the United States economy or financial markets in general; or (C) any foreign economy or financial markets in any location where Stanford has material operations or sales; (b) any act or threat of terrorism or war anywhere in the world, any armed hostilities or terrorist activities anywhere in the world, any threat or escalation of armed hostilities or terrorist activities anywhere in the world or any governmental or other response or reaction to any of the foregoing; or (c) any action by Stanford approved or consented to in writing by Ring.

“Title Defect” shall mean any defect which causes Stanford not to have Defensible Title.

11.2

Other Definitions.  In addition to the terms set forth in Section 11.1 and elsewhere in this Agreement, each of the following terms is defined in the section set forth opposite such term:

Defined Term	Location

Acquisition

Recitals

Agreement

Preamble

Articles of Exchange

§1.2

Claim Notice

§9.2(a)

Closing

§2.1

Closing Date

§2.1

Code

Recitals

Stanford Shareholders

Preamble

Confidential Information

§5.2

Effective Date

§1.3

Effective Time

§1.3

Environmental Laws

§3.9

GAAP

§3.5

Indemnifiable Claim

§9.2(a)

Indemnified Party

§9.2(a)

Indemnifying Party

§9.2(a)

Leases

§3.11

LOI

§5.14

NRS

Recitals

Plan

§1.4

Regulation S-X

§5.12

Ring

Preamble

Ring Common Stock

§1.2

Ring Financial Statements

§4.5

Ring Intellectual Prperty Rights

§4.13

Ring Material Permits

§4.11

Ring Shares

§1.2

SEC Reports

§4.5

Stanford

Preamble

Stanford Common Stock

§1.1

Stanford Preferred Stock

§1.1

Stanford Financial Statements

§3.5

Stanford Intellectual Property Rights

§3.15

Stanford Material Permits

§3.12

Stanford Shareholders

Preamble

Stanford Shares

§1.1

Texas Act

Recitals

11.3

Expenses.  Except as otherwise expressly provided herein, each party hereto shall bear its own expenses with respect to this Agreement and the transactions contemplated hereby.

11.4

Amendment.  This Agreement may only be amended, modified or supplemented pursuant to a written agreement signed by each of the parties hereto.

11.5

Survival of Representations and Warranties.  All covenants, representations and warranties made herein shall survive the making of this Agreement and shall continue in full force and effect for a period of one year from the Effective Time, at the end of which period no claim may be made with respect to any such covenant, representation, or warranty unless such claim shall have been asserted in writing to the indemnifying party during such period.

11.6

Press Release; Public Announcements.  The parties shall not make any other public announcements in respect of this Agreement or the transactions contemplated herein without prior consultation and written approval by the other party as to the form and content thereof, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, any party may make any disclosure which its counsel advises is required by applicable law or regulation, in which case the other party shall be given such reasonable advance notice as is practicable in the circumstances and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued.

11.7

Notices.  All notices, consents, waivers, requests, instructions, or other communications required or permitted hereunder shall be in writing, and shall be deemed to have been duly given if (a) delivered personally (effective upon delivery), (b) sent by a reputable, established international courier service (effective one business day after being delivered to such courier service), or (c) mailed by certified mail, return receipt requested, postage prepaid (effective three business days after being deposited in the U.S. mail), addressed as follows (or to such other address as the recipient may have furnished for such purpose pursuant to this Section):

If to Stanford and the Shareholders:

Stanford Energy, Inc.

Attn: Tim Rochford, CEO

Attn: William R. Broaddrick, CFO

6555 South Lewis Avenue, Suite 200

Tulsa, OK 74136

with a copy (which shall not constitute notice) to:

Johnson & Jones

Attn: Randy R. Shorb

2200 Bank of America Center

15 West Sixth Street

Tulsa, OK 74119

and:

If to Ring:

Ring Energy, Inc.

Attn:  Robert “Steve” Owens, CEO

18 ½ East State Street, Suite 202

Redlands, CA  92373-4773

Ring Energy, Inc.

Attn: Denny W. Nestripke, Chairman of the Board

PO Box 581072

Salt Lake City, UT 84158

with a copy (which shall not constitute notice) to:

Ronald N. Vance & Associates, P.C.

Attn:  Ronald N. Vance

1656 Reunion Avenue, Suite 250

South Jordan, Utah  84095

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

11.8

Waivers.  The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same.  No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

11.9

Interpretation.  The headings preceding the text of Articles and Sections included in this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement.  The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement.  The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively.

11.10

Applicable Law and Venue.  This Agreement and the rights and duties of the parties hereto shall be construed and determined in accordance with the laws of the State of Texas (without giving effect to any choice or conflict of law provisions), and any and all actions to enforce the provisions of this Agreement shall be brought in a court of competent jurisdiction in the State of Texas and in no other place.

11.11

Attorneys’ Fees.  If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

11.12

Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no assignment of any rights or obligations shall be made by any party without the prior written consent of all the other parties hereto.

11.13

No Third Party Beneficiaries.  This Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, their respective directors, officers, employees, agents and representatives, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

11.14

Further Assurances.  Upon the reasonable request of the parties hereto, the other parties hereto shall, on and after the Closing Date, execute and deliver such other documents, releases, assignments and other instruments as may be required to effectuate completely the transactions contemplated by this Agreement.

11.15

Severability.  If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall remain in full force and shall not be affected thereby, and there shall be deemed substituted for such invalid, illegal or unenforceable provision a valid, legal and enforceable provision as similar as possible to the provision at issue.

11.16

Remedies Cumulative.  The remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

11.17

Entire Understanding.  This Agreement sets forth the entire agreement and understanding of the parties hereto and supersedes all prior agreements, letters of intent (including, but not limited to, the LOI), arrangements and understandings between the parties.

11.18

Exhibits and Schedules. Each of the exhibits, schedules, or similar attachments referenced in this Agreement, or furnished to a party to this Agreement pursuant to the terms hereof, is annexed hereto and is incorporated herein by this reference and expressly made a part hereof.

11.19

Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile transmissions of any signed original document, or transmission of any signed facsimile document, shall constitute delivery of an executed original.  At the request of any of the parties, the parties shall confirm facsimile transmission signatures by signing and delivering an original document.

SIGNATURE PAGE

IN WITNESS WHEREOF, each of the parties hereto has caused this Stock-For-Stock Exchange Agreement to be executed and delivered on the respective day and year set forth below.

RING:

Ring Energy, Inc.

Date:  May 3, 2012

By: /s/Robert Steve Owens

Robert “Steve” Owens, CEO

STANFORD:

Stanford Energy, Inc.

Date:  May 3, 2012

By: /s/ L. Tim Rochford

L. Tim Rochford, CEO

STANFORD SHAREHOLDERS:

Date:  May 3, 2012

/s/ L. Tim Rochford

L. Tim Rochford

Individually as a Stanford Shareholder

Date:  May3, 2012

/s/ Stanley McCabe

Stanley McCabe

Individually as a Stanford Shareholder

EXHIBIT A

Shares to be Transferred and Issued at Closing

Name of Shareholder	No. of Shares of Stanford Common Stock to be Transferred	No. of Shares of Ring Common Stock to be Issued
L. Tim Rochford	888	2,220,000
Stanley McCabe	488	1,220,000
TOTALS	1,376	3,440,000

EXHIBIT B

RING ENERGY, INC.

Representation Form

This Representation Form is furnished in connection with the issuance of shares of common stock (the “Shares”) of Ring Energy, Inc., a Nevada corporation (the “Company”) in a non-public offering of the Shares (the “Offering”) being made to the undersigned pursuant to the terms and conditions of the Stock-For-Stock Exchange Agreement dated May 3, 2012, by and among the Company and the undersigned, among others (the “Acquisition Agreement”).  This transaction is intended to comply with Section 4(2), and/or Section 4(6) of the Securities Act of 1933, as amended (the “Securities Act”), Rule 506 of Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act, and corresponding state exemptions.

ALL INFORMATION CONTAINED IN THIS REPRESENTATION FORM WILL BE TREATED CONFIDENTIALLY BY THE COMPANY.  However, the undersigned understands that the Company may present this Representation Form to such parties as it deems appropriate if called upon to establish that the proposed issuance of the Shares to the undersigned is exempt from registration under the Securities Act or similar state laws.  Further, the undersigned understands that the Offering itself may be reported to the SEC or state securities regulators pursuant to the requirements of Regulation D or corresponding state regulations.

1.

Accredited Investor Status.  The undersigned hereby represents that he is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated by the SEC.  The undersigned has initialed below each of the categories which apply to the undersigned.

_____

a natural person whose individual net worth (i.e., excess of total assets over total liabilities, but excluding the value of his principal residence) at the time of the closing of the Acquisition Agreement exceeds $1,000,000.

_____

a natural person who had an individual income in excess of $200,000 in each of the two most recent calendar years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.  Individual income is defined for this purpose as adjusted gross income as determined for federal income tax purposes under the Internal Revenue Code (the “Code”), plus (i) any deductions for long-term capital gains under Section 1202 of the Code, (ii) any depletion deductions under Section 611, et seq., of the Code, (iii) any interest income excluded under Section 103 of the Code, and (iv) any partnership losses allocated to the undersigned as reported on Schedule E of Form 1040.

2.

Representations of the Undersigned.  The undersigned represents and warrants to the Company as set forth below.

a.

Restricted Securities.  The undersigned understands that the Shares have not been registered pursuant to the Securities Act, or any state securities act, and thus are “restricted securities” as defined in Rule 144 promulgated by the SEC.  Therefore, under current interpretations and applicable rules, he will probably have to retain the Shares for a period of at least six months from the date of closing of the Acquisition Agreement and at the expiration of such period his sales may be confined to brokerage transactions of limited amounts requiring certain notification filings with the SEC and such disposition may be available only if the Company is current in its filings with the SEC under the Exchange Act, or other public disclosure requirements.  Accordingly, the undersigned hereby acknowledges that he is prepared to hold the Shares for an indefinite period.

b.

Investment Purpose.  The undersigned acknowledges that the Shares are being purchased for his own account, for investment, and not with the present view towards the distribution, assignment, or resale to others or fractionalization in whole or in part.  The undersigned further acknowledges that no other person has or will have a direct or indirect beneficial or pecuniary interest in the Shares.

c.

Limitations on Resale; Restrictive Legend.  The undersigned acknowledges that he will not sell, assign, hypothecate, or otherwise transfer any rights to, or any interest in, the Shares except (i) pursuant to an effective registration statement under the Securities Act, or (ii) in any other transaction which, in the opinion of counsel acceptable to the Company, is exempt from registration under the Securities Act, or the rules and regulations of the SEC thereunder.  The undersigned also acknowledges that an appropriate legend will be placed upon each of the certificates representing the Shares stating that the Shares have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

d.

Information.  The undersigned has been furnished (i) with all requested materials relating to the business, finances, and operations of the Company; (ii) with information deemed material to making an informed investment decision; and (iii) with additional requested information necessary to verify the accuracy of any documents furnished to the undersigned by the Company.  Such person has been afforded the opportunity to ask questions of the Company and its management and to receive answers concerning the terms and conditions of the Offering.

e.

Documents.  The undersigned has received or had access to following documents: (i) the Company’s annual report on Form 10-K for the year ended December 31, 2011 (the “Annual Report”); (ii) the Company’s quarterly reports on Form 10-Q for each of the quarters following the date of the Annual Report; (iii) the Company’s current reports on form 8-K filed with the SEC since the filing of the Annual Report; and (iv) every other filing made by the Company’s since the filing of the Annual Report.  Such person has relied upon the information contained therein and has not been furnished any other documents, literature, memorandum, or prospectus.

f.

Knowledge and Experience in Business and Financial Matters.  The undersigned has such knowledge and experience in business and financial matters that he is capable of evaluating the risks of the prospective investment, and the financial capacity of such party is of such proportion that the total cost of such person’s commitment in the Shares would not be material when compared with his total financial capacity.

g.

No Advertisements.  The undersigned did not enter into the Acquisition Agreement as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting.

IN WITNESS WHEREOF, the undersigned has executed this Representation Form this ____ day of ____________ 2012.

2